Exhibit 11 - Statement Regarding Computation of Per Share Earnings
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

                                                                                    Three Months Ended September 30,
                                                                                       1996                   1995
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
NET INCOME                                                                       $    720,000           $  2,125,000
=======================================================================================================================

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                                                        6,069,273              5,373,006

WEIGHTED AVERAGE NUMBER OF
   COMMON STOCK EQUIVALENTS:
  Net shares assumed to be issued for
    dilutive stock options and warrants:                                              876,036                866,016
  Shares assumed to be issued on
    conversion of preferred stock:                                                  3,960,000              4,235,000
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TOTAL WEIGHTED AVERAGE COMMON
   AND COMMON EQUIVALENT SHARES
   OUTSTANDING                                                                     10,905,309             10,474,022
=======================================================================================================================
EARNINGS PER COMMON SHARE (1)                                                  $         0.07         $         0.20
=======================================================================================================================

                                                                                       Nine Months Ended September 30,
                                                                                         1996                   1995
-----------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                       $  2,819,000           $  5,367,000
=======================================================================================================================

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                                                        5,777,194              4,469,681

WEIGHTED AVERAGE NUMBER OF
   COMMON STOCK EQUIVALENTS:
  Net shares assumed to be issued for
    dilutive stock options and warrants:                                              800,696              1,522,669
  Shares assumed to be issued on
    conversion of preferred stock:                                                  4,006,350              4,303,571
-----------------------------------------------------------------------------------------------------------------------
TOTAL WEIGHTED AVERAGE COMMON
   AND COMMON EQUIVALENT SHARES
   OUTSTANDING                                                                     10,584,240             10,295,922
=======================================================================================================================
EARNINGS PER COMMON SHARE (1)                                                  $         0.27         $         0.52
=======================================================================================================================
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(1)  There was no difference  between  primarily and fully diluted  earnings per share in 1996 and 1995.







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